Proxy
                           Sepragen Corporation
                 30689 Huntwood Avenue, Hayward, California  94544

   THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Sepragen Corporation (the "Company") and the accompanying Proxy Statement dated June 14, 1996, and revoking any proxy heretofore given, hereby constitutes and appoints Vinit Saxena and Quirin Miranda, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of Class A, B or E Common Stock of the Company standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders to be held on June 28, 1996, at 3:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and more fully described in the Proxy Statement.

   (To be Signed on Reverse Side)

   A (X) Please mark your votes in this example

   1. ELECTION OF DIRECTORS

   (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   _____________________________________________

   FOR all nominees listed to the right (except as marked to the
   contrary (   )

   WITHHOLD AUTHORITY to vote for all nominees listed to the right (  )

   NOMINEES:  Vinit Saxena, Armin Ramel, Werner Kofod Nielsen,
   Robert Leach

   2. To approve the 1996 Stock Option Plan in the form attached hereto and the issuance of stock options to officers and directors of the corporation pursuant to said plan;

   For (  )     Against (   )     Abstain (  )

   3. Ratification of COOPER & LYBRAND L.L.P. as the independent accountants of the Company of the fiscal year ending
   December 31, 1996.

   For (  )     Against (   )     Abstain (   )

   4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
   DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   Signature_______________Dated____________, 1996

   Signature if Held Jointly__________________Dated__________, 1996

   NOTE: (Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)